UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2005

CHINA DIGITAL MEDIA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30212
(Commission File Number)

13-3422912
(I.R.S. Employer Identification No.)

2505-06, 25/F, Stelux House, 698 Prince Edward Road East,
Kowloon, Hong Kong
(Address of Principal Executive Offices) (Zip Code)

(011) 852-2390-8600
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by China Digital Media Corporation f/k/a Hairmax International, Inc., a Nevada corporation (the “Registrant”), in connection with the item set forth below.

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The Registrant reports that it appointed Mr. Chi Keung Lui and Mr. Lu Chen as directors to fill two vacancies created on the Board of Directors on December 28, 2005. Mr. Lui is currently the Chief Financial Officer of the Registrant, and Mr. Chen is the Director of Business Development of the Registrant.

Mr. Lui is a Director of Finance and Corporate Affairs of China Digimedia Holdings Ltd., formerly known as Arcotect Digital Technology Ltd, a wholly owned subsidiary of the Registrant (“ADT”). Prior to joining ADT, Mr. Lui was the founder and managing director of Beth Group for more than 7 years. Beth Group provided ERP system development and SI service to local corporations. Mr. Lui has been an Information Technology Consultant and active in software development, sales and marketing, and he has gained substantial knowledge in new product development and sales force management for Information Technology businesses.

From 1989 to 1992, Mr. Lui was appointed as Director and General Manager of Tomson Pacific Group, a Hong Kong listed company. In the capacity as a member of the senior management team, Mr. Lui guided the company in various substantial investments including: the equity participation in the Macau Jockey Club, Macau Golf Club, Far East Biscuit Factory in China, several residential and commercial property developments in Hong Kong, Macau and China, the acquisition of Bond Corporation in Hong Kong with net assets of more than HK$2 billion. All of those experiences have given Mr. Lui many skills in corporate acquisitions and investment management. In addition, Mr. Lui has worked in the commercial and merchant banking fields for more than 10 years.

Mr. Lui graduated from the Baptist University, majoring in Business Management, with a minor in Accounting, and he completed an M.B.A. at the University of East Asia in Macau.

Mr. Chen has over 16 years experience of business development in the banking, telecom and broadcasting industries and his strong managerial expertise fits very well with his areas of responsibility at the Registrant. Prior to joining the Registrant, Mr. Chen was the founder and general manager of Guangzhou Vispac Telecom Co Ltd. In his 3-year tenure at this company, he formed a direct sales team of 100 salespersons, recruited 30,000 employees and set up representative offices in Dongguan and Shenzhen, China. From 1995 to 2000, he was the founder and Assistant General Manager of Guangzhou Dailin Communication Co. Ltd., and was in charge of the expansion of electronic components distribution and telecommunications businesses in the South China region. Earlier, he was appointed as business development manager of Beijing Dailin Communication Co. Ltd., in its Guangzhou branch, and helped establish a strategic planning function and negotiate business partnerships. From 1988 to 1991, Mr. Chen worked for the Bank of China after his graduation.

There are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which with Mr. Lui or Mr. Chen had or is to have a direct or indirect material interest in excess of $60,000. In addition, the Registrant has not named, nor does it expect to name at the time of this disclosure, Mr. Lui or Mr. Chen to any committees of the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIGITAL MEDIA CORPORATION

By: /s/ Daniel Ng
      Daniel Ng
      President and CEO

Dated: December 28, 2005

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